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
                                       Ratio of Earnings to Fixed Charges                                              Exhibit 12




      FIXED CHARGES            DESCRIPTION                    A/C #         1996        1997           1998           1999
------------------------------------------------------------------------------------------------------------------------------
Interest Expense      Debentures                                         9,273,608   11,588,516     18,431,944    16,340,487
                      FIP Loan                                             162,836      145,842        230,893       135,515
                      Other                                                  1,540        1,027            805
                      Amortization of Prem. And Discount                   561,751      785,820        280,968
                      Gasgoyne:
                      Interest                                             772,020    1,210,671         43,654        31,580
                      Fachinal:
                      Interest                                           1,723,863    1,443,847         21,151        18,436
                      Rochester:
                      Interest                                              66,449        3,406          6,375             0
                      El Bronce:
                      Interest                                             297,346      795,279        218,287        27,284
                      Coeur Alaska
                      Kensington Trust                                     224,136      183,400        163,721       149,501
                      Capitalized Interest                              (9,504,616)  (5,720,290)    (6,608,711)   (1,281,342)
                      Other
                                                                        ------------------------------------------------------
                                                                         3,578,933   10,437,518     12,789,085    15,421,462
                                                                        ------------------------------------------------------

Amortization of Lease costs-CDAM                                            55,381       68,888         34,588        12,588
Amortization of Lease costs-Alaska                                           5,145       11,099         16,392        77,393
Amortization of Lease costs-Fachinal                                           168
Amortization of Lease costs-CRI                                            348,343    1,528,627      1,237,402             0
                                                                        ------------------------------------------------------
                                                                           409,037    1,608,614      1,288,382        89,981
                                                                        ------------------------------------------------------

Equipment Leases      CDAM                                                 459,715      120,074        111,368        45,544
                      SVR                                                    2,950       10,728                       53,678
                      CRI                                                3,273,006    3,371,109      3,682,701     3,447,350
                      CGNZ                                                 674,631      317,983
                      C Alaska                                              49,310      156,922        323,186        26,392
                      FACH                                                 359,485      153,391         41,814       323,514
                      CDE Chile                                             20,475      175,770        132,242        75,924
                      ELBRNCE                                               19,262       54,582         49,805        20,802
                                                                        ------------------------------------------------------
                                                                         4,858,834    4,360,559      4,341,116     3,993,204
                                                                        ------------------------------------------------------

Capitalized Interest  CRI
                      Kensington                                         5,235,537    5,834,827      6,068,711     1,281,342
                      Fachinal                                           4,269,079     (114,537)
                                                                        ------------------------------------------------------
                                                                         9,504,616    5,720,290      6,068,711     1,281,342
                                                                        ------------------------------------------------------
Amortization of Public
     Offering Costs   6% $50 million Bonds                                 618,113      785,820      1,324,335     1,154,902
                      7% 75 million Bonds
                      63/8% $100 million Bonds
                      Manditory Preferred Stock
                                                                        ------------------------------------------------------
                                                                           618,113      785,820      1,324,335     1,154,902
                                                                        ------------------------------------------------------

Preferred Dividends- MARCS                                               8,397,000   10,532,000     10,532,000    10,532,000

Rent Expenses         CDAM                                                  10,306       11,758         23,958        12,047
                      CRI                                                   36,443       79,086         80,383        61,761
                      C Alaska                                             186,314      188,770        173,454       232,312
                      SVR                                                    4,584       12,224
                      other                                                108,422       61,127          5,703         4,190
                      CX                                                     2,008        1,597            599         1,328
                      FACH                                                 111,709       68,435        109,222        56,535
                      cde                                                                              158,803       149,592
                      ELBRNCE                                               38,306       60,440        117,806        92,783
                      Ropes                                                  2,250
                                                                        -------------------------------------------------------
                                                                           500,342      483,437        669,928       610,548
                                                                        -------------------------------------------------------

Total Rent Expense                                                         500,342      483,437        669,928       610,548
Present Value 15 yrs.@ 10%                                                  10.00%       10.00%         10.00%        10.00%
                                                                        -------------------------------------------------------
Total Interest included in Rental Expenses                                  50,034       48,344         66,993        61,055
                                                                        -------------------------------------------------------

Total Equipment Lease Expense                                            4,858,834    4,360,559      4,341,116     3,993,204
Present Value 7.5 yrs.@ 7.34%                                                7.34%        7.34%          7.34%         7.34%
                                                                         ------------------------------------------------------
Total Interest included in Lease Payments                                  356,638      320,065        318,638       293,101
                                                                        -------------------------------------------------------

Total portion of rent expense representing interest                        406,673      368,409        385,631       354,156
                                                                        -------------------------------------------------------


                                                                                        Quarter Ended March 31,
                                                                                  ----------------------------------
      FIXED CHARGES            DESCRIPTION                    A/C #       2000              2000             2000
--------------------------------------------------------------------------------------------------------------------
Interest Expense      Debentures                                        15,519,317        3,966,242      3,426,106
                      FIP Loan                                             213,811           91,834         30,686
                      Other                                                                                      1
                      Amortization of Prem. And Discount
                      Gasgoyne:
                      Interest                                              12,755                           1,674
                      Fachinal:
                      Interest                                              11,597            3,293          1,144
                      Rochester:
                      Interest                                                   0
                      El Bronce:
                      Interest                                              (2,515)              25              0
                      Coeur Alaska
                      Kensington Trust                                     155,858           33,424         35,820
                      Capitalized Interest                                                 (384,659)
                      Other
                                                                        --------------------------------------------
                                                                        15,910,823        3,710,159      3,495,431
                                                                        --------------------------------------------

Amortization of Lease costs-CDAM                                             7,732            2,607          1,493
Amortization of Lease costs-Alaska                                          74,718           13,370         13,370
Amortization of Lease costs-Fachinal                                             2
Amortization of Lease costs-CRI                                                  0
                                                                        --------------------------------------------
                                                                            82,452           15,976         14,862
                                                                        --------------------------------------------

Equipment Leases      CDAM                                                   1,392              311            311
                      SVR                                                   82,702           33,480         16,166
                      CRI                                                3,280,849          828,854        789,045
                      CGNZ
                      C Alaska                                               1,494
                      FACH                                               1,248,890          443,027          4,918
                      CDE Chile                                             60,759           14,423          3,600
                      ELBRNCE                                                6,706            1,659          3,330
                                                                        --------------------------------------------
                                                                         4,682,792        1,321,754        817,370
                                                                        --------------------------------------------

Capitalized Interest  CRI
                      Kensington                                                 0          384,659
                      Fachinal
                                                                        --------------------------------------------
                                                                                 0          384,659              0
                                                                        --------------------------------------------
Amortization of Public
     Offering Costs   6% $50 million Bonds                               1,099,928          282,512        249,286
                      7% 75 million Bonds
                      63/8% $100 million Bonds
                      Manditory Preferred Stock
                                                                        --------------------------------------------
                                                                         1,099,928          282,512        249,286
                                                                        --------------------------------------------

Preferred Dividends- MARCS                                               2,180,000        2,180,000              0

Rent Expenses         CDAM                                                  11,264            2,258          4,658
                      CRI                                                   37,194           13,994          5,577
                      C Alaska                                             154,515           39,539         32,958
                      SVR                                                   19,500            6,000          4,465
                      other                                                                                  8,126
                      CX                                                    26,413              869         20,355
                      FACH                                                  92,428           46,483         14,364
                      cde                                                   81,880           20,573         19,419
                      ELBRNCE                                               21,078            4,420
                      Ropes
                                                                        --------------------------------------------
                                                                           444,272          134,135        109,922
                                                                        --------------------------------------------

Total Rent Expense                                                         444,272          134,135        109,922
Present Value 15 yrs.@ 10%                                                  10.00%           10.00%         10.00%
                                                                        --------------------------------------------
Total Interest included in Rental Expenses                                  44,427           13,413         10,992
                                                                        --------------------------------------------

Total Equipment Lease Expense                                            4,682,792        1,321,754        817,370
Present Value 7.5 yrs.@ 7.34%                                                7.34%            7.34%          7.34%
                                                                         -------------------------------------------
Total Interest included in Lease Payments                                  343,717           97,017         59,995
                                                                        --------------------------------------------

Total portion of rent expense representing interest                        388,144          110,430         70,987
                                                                        --------------------------------------------

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
                                                                       Coeur d' Alene Mines Corporation
                                                                                Calculation of
                                                                      Ratio of Earnings to Fixed Charges

                                                          Year Ended December 31,                     Quarter Ended March 31,
                                     -------------------------------------------------------------------------------------------
Fixed Charges                            1996          1997          1998      1999             2000         2000         2001
----------------------               -------------------------------------------------------------------------------------------
Interest expense                       3,578,933    10,437,518    12,789,085   15,421,462   15,910,823    3,710,159    3,495,431

Capitalized interest                   9,504,616     5,720,290     6,608,711    1,281,342            0      384,659            0

Amotization of public
     offering costs                      618,113       785,820     1,324,335    1,154,902    1,099,928      282,512      249,286

Amortization of capital
     lease costs                         409,037     1,608,614     1,288,382       89,981       82,452       15,976       14,862

Marcs Dividend                         8,397,000    10,532,000    10,532,000   10,532,000    2,180,000    2,180,000            0

Portion of rent expense
     representative of interest          406,673       368,409       385,631      354,156      388,144      110,430       70,987
                                     --------------------------------------------------------------------------------------------

     TOTAL FIXED CHARGES              22,914,372    29,452,651    32,928,144   28,833,842   19,661,347    6,683,737    3,830,566
                                     --------------------------------------------------------------------------------------------

Earnings
------------
Net income (loss) from continuing
     operations before income taxes  (55,754,000)  (14,325,000) (245,493,000) (31,981,000) (63,601,000)  (9,822,000) (11,248,000)

Fixed charges per above               22,914,372    29,452,651    32,928,144   28,833,842   19,661,347    6,683,737    3,830,566

Less interest capitalized             (9,504,616)   (5,720,290)   (6,608,711)  (1,281,342)           0     (384,659)           0

Current period amortization of
     capitalized interest                      0     1,970,946    12,992,346            0            0

                                     --------------------------------------------------------------------------------------------
                                     (42,344,244)   11,378,307  (206,181,222)  (4,428,500) (43,939,653)  (3,522,923)  (7,417,434)
                                     --------------------------------------------------------------------------------------------

Earnings insufficient to cover
     fixed charges                   (65,258,616)  (18,074,344) (239,109,365) (33,262,342) (63,601,000) (10,206,659) (11,248,000)
                                     --------------------------------------------------------------------------------------------

Ratio of earnings to fixed charges         (1.85)         0.39         (6.26)       (0.15)       (2.23)       (0.53)       (1.94)
                                     --------------------------------------------------------------------------------------------

* Coverage ratio of less than 1.0


Total rent expense(annual)

Monthly payment

present value 15yrs @ 10%

Portion of rent expense
     representative of interest



ANALYSIS OF FIXED CHARGES TO CASH FLOW:
-----------------------------------------

Cash flow from operations
     Add fixed charges
     Add capitalized interest
     Add nonrecurring expenses
Proforma cash flow before fixed charges
     Less fixed charges
     Less interest  on Bonds
Shortage

Woking capital at 9/30/92
Shortage

Term to amortize existing working capital



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